INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 33-39646, 33-39648, 33-88470, 33-88472, 333-18869, 333-70561 of Parlex
Corporation on Form S-8 of our report dated May 18, 2000 (which report expresses an unqualified opinion, refers to the report of other auditors and includes an explanatory paragraph related to the basis of presentation), related to the combined financial statements of Poly-Flex Circuits, Inc.
and Poly-Flex Circuits Limited, appearing in this Form 8-K/A of Parlex Corporation.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
May 18, 2000